Exhibit 99.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is entered into between Overland Storage, Inc., a California corporation (“Employer” or the “Company”) and Vernon A. LoForti (“Executive”) on September 27, 2007.  This Agreement is entered into in connection with the appointment of Executive to the new position of President and Chief Executive Officer of the Company on August 7, 2007 (the “Effective Date”), and shall be deemed effective as of such date.  This Agreement amends, restates and supersedes in its entirety that certain Employment Agreement effective December 4, 2000 between Employer and Executive.

The parties agree as follows:

1.             Positions And Duties.  Executive will be employed by the Company in the position of President and Chief Executive Officer (“CEO”), reporting to the Company’s Board of Directors (the “Board”), and shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and which are normally associated with the position of President and CEO consistent with the bylaws of the Company and as required by the Board.

1.1           Best Efforts/Full-Time.  During the Employment Term (as defined in Section 1.2 herein), Executive will act in the best interests of Employer and devote his full business time and best efforts to the performance of his duties under this Agreement.  Executive agrees to be available to render such services at all reasonable times and places and in accordance with Employer’s directives. Executive shall be assigned to work in the Company’s corporate offices in San Diego, California, but may be required to travel in connection with his duties.  Executive will abide by all policies, procedures, and decisions made by Employer, as well as all federal, state and local laws, regulations or ordinances applicable to his employment. During his employment, Executive must not engage in any work, paid or unpaid, that creates an actual or potential conflict of interest with Employer’s business interests and if, in the opinion of the Board, an actual or potential conflict exists, the Board may in its sole discretion require Executive to choose either to (i) discontinue the other work or (ii) resign from his employment with Employer.  The foregoing restriction shall not preclude Executive from engaging in civic, charitable or religious activities, or from serving on boards of directors of companies or organizations so long as he notifies the Board of such services in writing, and such services do not pose a conflict or interfere with his responsibilities to Employer.  It is anticipated that Executive shall generally devote no less than 40 hours per week to his duties for Employer.

1.2           Term Of Employment.  This Agreement shall commence on the Effective Date, and, unless terminated by either party in accordance with Section 5 herein, shall continue until the first anniversary of the Effective Date.  Thereafter, unless terminated by either party in accordance with Section 5, Executive’s employment shall automatically renew for an additional one year term on such date and on each anniversary thereof (the period of employment hereunder shall be referred to herein as the “Employment Term”).  Except as provided in Section 6, this

Agreement shall continue during the Employment Term to govern the terms and conditions of Executive’s employment, unless modified by the parties hereto in writing.

1.3           At-will employment.  Employee reaffirms that Employee’s employment relationship with the Company is at-will, terminable at any time and for any reason by either the Company or Employee.  While certain paragraphs of this Agreement describe events that could occur at a particular time in the future, nothing in this Agreement may be construed as a guarantee of employment of any length.

2.             Compensation.

2.1           Base Salary.  As compensation for the proper and satisfactory performance of all duties under this Agreement, Executive shall earn a gross annual base salary of $400,000.00 ($16,666.67 gross per bi-weekly payroll period), less applicable state and federal taxes and other payroll deductions, payable in accordance with Employer’s normal payroll practices but in no event less frequently than once per month (the “Base Salary”).

2.2           Bonus.  Executive will be eligible to receive potential quarterly or annual cash bonus earnings solely as determined (if any) from time to time by the Board or duly authorized committee thereof (and in each case in the sole discretion of the Board or duly authorized committee thereof).  Any such bonuses will be based on the Company’s financial quarters or June 30 fiscal year, and will be paid to Executive within 75 days following the end of such fiscal quarter or year. Executive understands and agrees that he is not eligible or otherwise entitled to any bonus under this section unless Executive’s employment with the Company continues through the date of payment of any such bonus. Executive acknowledges that, as of the date of this Agreement, the Board has not established any bonus target or program for Executive.

2.3           Equity Incentives.  Executive will be eligible to receive stock options or other equity incentives as determined from time to time by the Board or duly authorized committee thereof, and in each case in its sole discretion and in accordance with terms and conditions determined by the Board or duly authorized committee thereof.

2.4           Unilateral Modification Of Compensation.  Employer reserves the right to modify Executive’s compensation, at any time, at its sole and absolute discretion.

3.             Customary Fringe Benefits.  Executive shall be eligible for all customary and usual benefits generally available to all executive level employees of Employer, as determined in the sole and absolute discretion of Employer and subject to the terms and conditions set forth in the applicable benefit plan or policy.  Employer reserves the right to change or eliminate any of the fringe benefits provided to executive level employees on a prospective basis at any time, at Employer’s sole and absolute discretion.  Executive understands that all benefits provided in this section may be reduced by, or subject to, all applicable taxes.

4.             Business Expenses.  Executive will be reimbursed for all reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of Employer subject to Executive’s compliance with the Company’s established expense reimbursement policy.

5.             Termination.

5.1           Termination For Cause By Employer.  Employer may terminate Executive’s employment under this Agreement immediately at any time for “Cause,” which shall include, but is not limited to: (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Executive with respect to his obligations or otherwise relating to the business of Employer; (b) Executive’s material breach of this Agreement; (c) Executive’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; (d) Executive’s dishonesty or involvement in any conduct that adversely affects Employer’s name or public image or is otherwise detrimental to Employer’s business interests; (e) Executive’s willful neglect of duties as determined in the sole and exclusive discretion of Employer; or (f) Executive’s death or permanent disability (defined to mean Executive’s inability because of illness or incapacity substantiated by appropriate medical authority, to render services of the character contemplated by this Agreement over a period of six consecutive months).

5.1.1        Entitlements Upon Termination For Cause.  In the event that Executive’s employment is terminated for Cause in accordance with Section 5.1, Executive shall be entitled to receive:  (a) the Base Salary then in effect, pro-rated to the date of termination; (b) any bonus to which Executive is then entitled pursuant to Section 2.2, if any; and (c) any expense reimbursements to which Executive is entitled by virtue of his prior employment with Employer (collectively, (a), (b) and (c) above are referred to herein as the “Standard Entitlements”).  The Standard Entitlements shall be paid to such Executive within 30 days following termination or earlier if required by law.  In the event of such termination for Cause, Executive shall not be entitled to receive (i) the Severance Payment (as defined in Section 5.2 below) or any portion thereof, or (ii) any further vesting of stock options, and all other obligations of Employer to Executive pursuant to this Agreement shall automatically terminate and be completely extinguished.

5.2           Termination Without Cause By Employer.  Employer may terminate Executive’s employment, without Cause, at any time.  If Employer terminates Executive’s employment without Cause, Executive shall be entitled to receive the Standard Entitlements, which shall be paid to Executive within 30 days following termination or earlier if required by law. In addition to the above, so long as Executive complies with all of the conditions in Section 5.2.1 below, Executive will be entitled to an aggregate severance payment equal to the sum of (i) Executive’s then Base Salary, plus (ii) the total bonus amount paid to Executive pursuant to Section 2.2, if any, during the 12 months immediately preceding the date of termination (collectively, the “Severance Payment”). Subject to Section 11, the Severance Payment shall be paid to Executive (less applicable state and federal taxes or other payroll deductions) on a pro-rated basis in accordance with Employer’s regular payroll practices for the 12 months immediately following the date of termination, provided that such payments shall not commence before: (i) Employer receives an executed copy of the Release (defined in Section 5.2.1) from Executive; and (ii) Executive’s right to revoke the Release has lapsed under applicable law and the terms of the Release. Upon Executive’s termination without Cause, subject to the conditions specified above, any shares of Common Stock underlying Executive’s then outstanding stock options that otherwise would vest during the twelve (12) months following the date of such termination shall vest in full and shall be immediately exercisable as of the date of such termination, and such stock options may be exercised in whole or in part at any time within ninety (90) days of the date of such termination without Cause.  In the event of such termination without Cause, all of Employer’s other obligations pursuant to this Agreement shall terminate automatically and extinguish completely following the date of such termination without Cause.

5.2.1        Conditions to Receive Severance Payment.  The Severance Payment will be paid provided that the following conditions are met: (i) Executive complies with all surviving provisions of this Agreement as specified in Section 12.8 below; and (ii) Executive executes (and does not revoke) a full general release in the form attached hereto as Exhibit A, releasing all claims, known or unknown, that Executive may have against Employer arising out of or in any way related to Executive’s employment or termination of employment with Employer (the “Release”).

5.3           Voluntary Resignation by Executive for Good Reason.  If Executive notifies Employer in writing within 60 days following the initial existence of one of the circumstances constituting “Good Reason” (see Section 5.3.1), Employer will be given at least 30 days from the receipt of such notice in which Employer may remedy or cure such condition.  For purposes of the foregoing, if Employee does not timely provide notice to Employer, then Employee is deemed to have waived this right.  If Employer fails to remedy or cure the condition set forth in Executive’s notice within 30 days from the receipt of such notice, Executive may resign for Good Reason, and so long as Executive complies with all of the conditions set forth in Section 5.2.1 above, Executive will be entitled to receive the Severance Payment. Subject to Section 11, the Severance Payment shall be paid to Executive (less applicable state and federal taxes or other payroll deductions) on a pro-rated basis in accordance with Employer’s regular payroll practices for the 12 months immediately following the date of termination, provided that such payments shall not commence before: (i) Employer receives an executed copy of the Release from Executive; and (ii) Executive’s right to revoke the Release has lapsed under applicable law and the terms of the Release. In the event of such resignation for Good Reason, all of Employer’s other obligations pursuant to this Agreement shall terminate automatically and extinguish completely following the date of such resignation for Good Reason.

5.3.1        Executive will be deemed to have resigned for “Good Reason” in the following circumstances: (a) Employer reduces Executive’s Base Salary by more than ten percent (10%), unless the reduction is made as part of, and is generally consistent with, a general reduction of other senior executive salaries; (b) Executive’s position and/or duties are modified so that his duties are no longer consistent with the position of President or Chief Executive Officer; or (c) Employer relocates Executive’s principal place of work to a location more than fifty (50) miles from Employer’s current location without his prior written approval.

5.4           Voluntary Resignation By Executive without Good Reason.  In the event Executive’s resignation is without Good Reason, Executive shall be entitled to receive the Standard Entitlements (to be paid within 30 days following such resignation or earlier as required by law), but shall not be entitled to receive (i) the Severance Payment or any portion thereof, or (ii) any further vesting of stock options; and all other obligations of Employer to Executive pursuant to this Agreement shall automatically terminate and be completely extinguished.

6.             Termination Upon Change Of Control.  In the event of a “Change of Control” (as defined in the Retention Agreement), all of Employer’s obligations to Executive pursuant to Section 5 above shall terminate automatically and extinguish completely, and the consequences of any termination or resignation of Executive on or after a Change of Control will be governed by the Retention Agreement.

7.             Confidentiality/Intellectual Property Agreement And Insider Trading Policy.  Executive agrees that he has read, signed, and will abide by the terms and conditions of Employer’s Confidentiality/Intellectual Property Agreement and Employer’s Insider Trading Policy.

Executive recognizes that his employment with the Company will involve contact with information of substantial value to the Company which gives the Company an advantage over its competitors who do not know or use it, including but not limited to, techniques, designs, drawings, processes, inventions, developments, equipment, prototypes, sales and customer information, and business and financial information relating to the business, products, practices and techniques of the Company (hereinafter referred to as “Confidential and Proprietary Information”).  Executive will at all times regard and preserve as confidential such Confidential and Proprietary Information obtained by Executive from whatever source and will not, either during his employment with the Company or thereafter, publish or disclose any part of such Confidential and Proprietary Information in any manner at any time, or use the same except on behalf of the Company, without the prior written consent of the Company.

8.             Non-Competition. Except with the prior written consent of Employer, Executive will not, during the Employment Term, or any period during which Executive is receiving compensation or any other consideration from Employer, engage in competition with Employer, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing of products which are in the same field of use or which otherwise compete with the product or products actively under development by Employer. Except as permitted herein, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by Executive to be adverse or antagonistic to Employer, its business or prospects, financial or otherwise.  Ownership by Executive, as a passive investment, of less than one percent (1%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 8.

9.             Non-Solicitation.  During the Employment Term and for a period of one year thereafter, irrespective of the manner of termination of employment, Executive agrees not to, directly or indirectly, separately, or in association with others:  (a) interfere with, impair, disrupt, or damage Employer’s relationship with any of its customers or prospective customers by soliciting, encouraging, or causing others to solicit or encourage any of them, for the purpose of diverting or taking away the business such customers have with Employer; or (b) interfere with, impair, disrupt, or damage Employer’s business by soliciting, encouraging, or causing others to solicit or encourage, any of Employer’s employees to discontinue their employment with Employer.

10.           Agreement To Arbitrate.  Executive and Employer agree to arbitrate any claim or dispute (“Dispute”) arising out of or in any way related to this Agreement, the employment relationship between Employer and Executive or the termination of Executive’s employment, except as provided in Section 10.1, to the fullest extent permitted by law.  Except as provided in Section 10.1, this method of resolving Disputes shall be the sole and exclusive remedy of the parties.  Accordingly, the parties understand that, except as provided herein, they are giving up their rights to have their disputes decided in a court of law and, if applicable, by a jury, and instead agree that their disputes shall be decided by an arbitrator.

10.1         Scope of the Agreement.  A Dispute shall include all disputes or claims between Executive and Employer arising out of, concerning or relating to Executive’s employment by Employer, including, without limitation: claims for breach of contract, tort, discrimination, harassment, wrongful termination, demotion, discipline, failure to accommodate, compensation or benefits claims, constitutional claims and claims for violation of any local, state or federal law, or common law, to the fullest extent permitted by law.  A Dispute shall not include any dispute or claim, whether brought by either Executive or Employer, for: (a) workers’ compensation or unemployment insurance benefits; or (b) the exclusions from arbitration specified in the California Arbitration Act, California Code of Civil Procedure section 1281.8.  For the purpose of this Section 10, references to “Employer” include Employer and all related or affiliated entities and their employees, supervisors, officers, directors, owners, stockholders, agents, pension or benefit plans, pension or benefit plan sponsors, fiduciaries, administrators, and the successors and assigns of any of them, and this Section 10 shall apply to them to the extent that Executive’s claims arise out of or relate to their actions on behalf of Employer.

10.2         Consideration.  The parties agree that their mutual promise to arbitrate any and all disputes between them, except as provided in Section 10.1, rather than litigate them before the courts or other bodies, provides adequate consideration for this Section 10.

10.3         Initiation of Arbitration.  Either party may initiate an arbitration proceeding by providing the other party with written notice of any and all claims forming the basis of such proceeding in sufficient detail to inform the other party of the substance of such claims.  In no event shall the request for arbitration be made after the date when institution of legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations.

10.4         Arbitration Procedure.  The arbitration will be conducted by JAMS pursuant to its Rules for the Resolution of Employment Disputes in San Diego, California by a single, neutral arbitrator.  The parties are entitled to representation by an attorney or other representative of their choosing.  The arbitrator shall have the power to enter any award that could be entered by a judge of the Superior Court of the State of California, as applicable to the cause of action, and only such power.  The arbitrator shall issue a written and signed statement of the basis of the arbitrator’s decision, including findings of fact and conclusions of law.  The parties agree to abide by and perform any award rendered by the arbitrator.  Judgment on the award may be entered in any court having jurisdiction thereof.

10.5         Costs of Arbitration.  If Executive initiates arbitration against the Employer, Executive must pay a filing fee equal to the current filing fee in the appropriate court had Executive’s claim been brought there, and the Employer shall bear the remaining costs of the arbitration forum, including arbitrator fees.  If the Employer initiates arbitration against Executive, the Employer shall bear the entire cost of the arbitration forum, including arbitrator fees.  (Such costs do not include costs of attorneys, discovery, expert witnesses, or other costs which Executive would have been required to bear had the matter been filed in a court.)  The arbitrator may award attorneys’ fees and costs to the prevailing party.  If there is any dispute as to whether the Employer or Executive is the prevailing party, the arbitrator will decide that issue. Any postponement or cancellation fee imposed by the arbitration service will be paid by the party requesting the postponement or cancellation, unless the arbitrator determines that such fee would cause undue hardship on the party.  At the conclusion of the arbitration, each party agrees to promptly pay any arbitration award imposed against that party.

10.6         Governing Law.  All Disputes between the parties shall be governed, determined and resolved by the internal laws of the State of California, including the California Arbitration Act, California Code of Civil Procedure 1280 et seq.

10.7         Discovery.  The parties may obtain discovery in aid of the arbitration to the fullest extent permitted under law, including California Code of Civil Procedure Section 1283.05.  All discovery disputes shall be resolved by the arbitrator.

11.           IRC Section 409A.  Notwithstanding anything to the contrary, if, at the time of his separation of service from Employer, Executive is a “specified employee” as defined pursuant to Internal Revenue Code Section 409A, and if the amounts that Executive is entitled to receive pursuant to this Agreement are not otherwise exempt from Code Section 409A, then to the extent necessary to comply with Code Section 409A, no payments for such amounts may be made under this Agreement before the date which is six (6) months after Executive’s separation from service from Employer or, if earlier, Executive’s date of death.  All such amounts, which would have otherwise been required to be paid during such six (6) months after Executive’s separation from service shall instead be paid to Executive in one lump sum payment on the first business day of the seventh month after Executive’s separation from service from Employer or, if earlier, Executive’s date of death.  All such remaining payments shall be made pursuant to their original terms and conditions.  This Agreement is intended to comply with the applicable requirements of Code Section 409A and shall be construed and interpreted in accordance therewith.  Employer may at any time amend this Agreement, or any payments to be made hereunder, as necessary to be in compliance with Code Section 409A and avoid the imposition on Executive of any potential excise taxes relating to Code Section 409A.  Executive shall be solely liable for taxes (including without limitation resulting from any unexpected or adverse tax consequences realized by Executive) arising from any payments received by Executive hereunder.

12.           General Provisions.

12.1         Successors And Assigns.  The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer.  Executive shall not be entitled to assign any of Executive’s rights or obligations under this Agreement.

12.2         Indemnification.  The indemnification provisions for officers and directors under Employer’s Bylaws will (to the maximum extent permitted by law) be extended to Executive.

12.3         Waiver.  Except as provided in Section 2.4, this Agreement may not be modified or amended except by an instrument in writing, signed by Executive and by a duly authorized representative of Employer other than Executive.  Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as an amendment or waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

12.4         Severability.  If any provision of this Agreement is held by an arbitrator or a court of law to be illegal, invalid or unenforceable, then: (a) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision; and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

12.5         Interpretation; Construction.  This Agreement has been drafted by Employer, but Executive has participated in the negotiation of its terms.  Furthermore, Executive acknowledges that he has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired.  Therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

12.6         Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of California.

12.7         Notices.  All notices or demands of any kind required or permitted to be given by the Company or Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

IF TO THE COMPANY:	IF TO EXECUTIVE:

Overland Storage, Inc.	Vernon A. LoForti
4820 Overland Avenue	2910 Murat Street
San Diego, CA 92123	San Diego, CA 92117
Attn: Chairman of the Board

Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above.  Either party may change its address for notices by giving notice to the other party in the manner specified in this Section 12.7.

12.8         Survival.  The rights and obligations contained in Section 9 (“Non-Solicitation”) shall survive any termination or expiration of this Agreement for a period of one (1) year, and Sections 7 (“Confidentiality/Intellectual Property Agreement and Insider Trading Policy”), 10 (“Agreement to Arbitrate”), 11 (“IRC Section 409A”) and 12 (“General Provisions”) shall survive any termination or expiration of this Agreement.

12.9         Entire Agreement.  This Agreement constitutes the entire agreement between the parties relating to the subject matter herein and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral.

12.10       Counterparts.  This Agreement may be executed in one or more original, facsimile or ..PDF counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.11       Recovery of Attorney’s Fees and Expenses.  If any litigation shall occur between Executive and Employer which arises out of or as a result of this Agreement, or which seeks an interpretation of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT IN ITS ENTIRETY AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN, WHEREFORE, THE PARTIES HAVE FREELY AND VOLUNTARILY EXECUTED THIS AGREEMENT AS OF THE DATE FIRST ABOVE WRITTEN.

Executive:

/s/ Vernon A. LoForti
Vernon A. LoForti
President and Chief Executive Officer

Company:

OVERLAND STORAGE, INC.

/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Vice President of Finance and
Interim Chief Financial Officer

EXHIBIT A

GENERAL RELEASE

THIS GENERAL RELEASE (“Release”) is entered into effective as of the date set forth below by and between Overland Storage, Inc., a California corporation, having its principal offices at 4820 Overland Avenue, San Diego, California 92123 (the “Company”) and Vernon A. LoForti, an individual (“Employee”), with reference to the following facts:

RECITALS

A.            The parties entered into an Amended and Restated Employment Agreement (the “Agreement”) dated as of September 27, 2007, pursuant to which the parties agreed that upon the occurrence of certain conditions, Employee would become eligible for the Severance Payment as defined therein in exchange for Employee’s release of the Company from all claims which Employee may have against the Company as of the date of the termination of Employee’s employment.

B.            The parties desire to dispose of, fully and completely, all claims which Employee may have against the Company in the manner set forth in this Release.

RELEASES

1.             Release.  Employee, for himself and his heirs, successors and assigns, fully releases and discharges the Company, its officers, directors, employees, shareholders, attorneys, accountants, other professionals, insurers and agents (collectively, “Agents”), and all entities related to each party, including, but not limited to, heirs, executors, administrators, personal representatives, assigns, parent, subsidiary and sister corporations, affiliates, partners and co-venturers (collectively, “Related Entities”), from all rights, claims, demands, actions, causes of action, liabilities and obligations of every kind, nature and description whatsoever, Employee now has, owns or holds or has at anytime had, owned or held or may have against the Company, Agents or Related Entities from any source whatsoever, whether or not arising from or related to the facts recited in this Release.  Employee specifically releases and waives any and all claims arising under any express or implied contract, rule, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the California Fair Employment and Housing Act, the California Labor Code and the Age Discrimination in Employment Act, as amended (“ADEA”). Employee acknowledges that the Company has paid Employee all wages, bonuses, accrued unused vacation pay, options, benefits and monies owed by the Company to Employee.  This release does not waive any claims which as a matter of law cannot be waived.

2.     Section 1542 Waiver.  This Release is intended as a full and complete release and discharge of any and all claims that Employee may have against the Company, Agents or Related Entities.  In making this release, Employee intends to release each of the Company, Agents and Related Entities from liability of any nature whatsoever for any claim of damages or injury or for equitable or declaratory relief of any kind, whether the claim, or any facts on which such claim might be based, is known or unknown to him.  Employee expressly waives all rights under Section 1542 of the California Civil Code, which Employee understands provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee acknowledges that he may discover facts different from or in addition to those that he now believes to be true with respect to this Release.  Employee agrees that this Release shall remain effective notwithstanding the discovery of any different or additional facts.

3.     Waiver of Certain Claims.  Employee acknowledges that he has been advised in writing of his right to consult with an attorney prior to executing the waivers set out in this Release, and that he has been given a 21-day period in which to consider entering into the release of ADEA claims, if any.  If Employee does not consider this Release for the full 21-day period, but instead signs and returns it earlier, Employee has done so voluntarily with the full understanding that Employee waived Employee’s right to the full 21-day period.  In addition, Employee is hereby informed that Employee has seven (7) days following the date of signing of this Agreement in which to revoke this Release. Employee can revoke the Release by sending notice of my revocation to the attention of the Chairman of the Board of the Company. If Employee does not send such written notice of revocation via U.S. Mail postmarked within 7 days, this Release shall become effective and irrevocable at 12:01 a.m. on the eighth (8th) day after Employee signs it (the “Effective Date”).

4.     No Undue Influence.  This Release is executed voluntarily and without any duress or undue influence.  Employee acknowledges that he has read this Release and executed it with his full and free consent.  No provision of this Release shall be construed against any party by virtue of the fact that such party or its counsel drafted such provision or the entirety of this Release.

5.     Governing Law.  This Release is made and entered into in the State of California and accordingly the rights and obligations of the parties hereunder shall in all respects be construed, interpreted, enforced and governed in accordance with the laws of the State of California as applied to contracts entered into by and between residents of California to be wholly performed within California.

6.     Severability.  If any provision of this Release is held to be invalid, void or unenforceable, the balance of the provisions of this Release shall, nevertheless, remain in full force and effect and shall in no way be affected, impaired or invalidated.

7.     Counterparts.  This Release may be executed simultaneously in one or more original, facsimile, or .PDF counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Release may be executed by facsimile, with originals to follow by overnight courier.

8.     Dispute Resolution Procedures.  Any dispute or claim arising out of this Release shall be subject to final and binding arbitration in accordance with the procedures, terms and conditions set forth Section 10 of the Agreement, which terms are incorporated herein by reference.

9.     Entire Agreement.  This Release constitutes the entire agreement of the parties with respect to the subject matter of this Release, and supersedes all prior and contemporaneous negotiations, agreements and understandings between the parties, oral or written, including, without limitation, the Agreement and the Amended and Restated Retention Agreement dated September 27, 2007 between the Company and Employee.

10.   Modification; Waivers.  No modification, termination or attempted waiver of this Release will be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

11.   Amendment.  This Release may be amended or supplemented only by a writing signed by Employee and the Company.

Date:
Vernon A. LoForti

OVERLAND STORAGE, INC.

Date:	By:
Name:
Title: